EXHIBIT 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Histogenics Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: December 12, 2014

SPLIT ROCK PARTNERS II, LP, a Delaware limited partnership

By: SPLIT ROCK PARTNERS II MANAGEMENT, LLC,
a Delaware limited liability company
Its: General Partner

	By:	/s/ Steven L.P. Schwen
	Name:	Steven L.P. Schwen
	Title:	Chief Financial Officer

SPLIT ROCK PARTNERS II MANAGEMENT, LLC,
a Delaware limited liability company

	By:	/s/ Steven L.P. Schwen
	Name:	Steven L.P. Schwen
	Title:	Chief Financial Officer